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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1997, in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-16047) and related Prospectus of Aquasearch, Inc. for the registration of 5,347,244 common stock purchase warrants and 12,204,314 shares of its common stock.



                                       /s/ Ernst & Young LLP


Honolulu, Hawaii
November 5, 1997

                                       II-5